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                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February
19, 1999 included in Heidrick & Struggles International, Inc.'s Prospectus dated February 3, 2000 for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



Barbier Frinault & Associes

Neuilly-sur-Seine, France
March 14, 2000